Exhibit 99.1

News Release

JLL Reports Strong Second Quarter 2016
Revenue up 17% to $1.6 billion; fee revenue up 14% to $1.3 billion

CHICAGO, August 2, 2016 -- Jones Lang LaSalle Incorporated (NYSE: JLL) today reported diversified revenue growth for the second quarter of 2016 resulting in earnings per share of $1.73 and adjusted earnings per share of $1.93.

•	Record second-quarter revenue with double-digit growth

•	Margin performance reflects expansion of annuity business globally and slowdown in transactional business, particularly in the UK

•	Acquisitions and investments in alignment with strategic plan contribute to annuity revenue and stabilizing profit

•	Corporate Solutions revenue expansion driven by client wins, renewals and continued technology investments

•	LaSalle Investment Management assets under management reach record high of $59 billion with strategic focus on recurring advisory fees while generating strong incentive fees

•	Credit facility capacity increased to $2.75 billion and maturity extended to 2021, with improved pricing

CEO Comment:
“We produced a strong second quarter, in line with our strategic focus on long-term growth,” said Colin Dyer, JLL CEO. “The results show the strength of our diversified global business, despite political and security uncertainties in Europe. We remain confident about our prospects for the second half of the year,” Dyer added.

Summary Financial Results	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions, except per share data)	2016	2015	2016	2015

Revenue	$1,604	$1,374	$2,940	$2,577
Fee Revenue[1]	$1,345	$1,182	$2,463	$2,211
U.S. GAAP Net Income[2]	$79	$90	$105	$132
Adjusted Net Income[2]	$88	$93	$125	$137
Earnings per Share	$1.73	$1.98	$2.30	$2.91
Adjusted Earnings per Share[2]	$1.93	$2.05	$2.75	$3.02
Adjusted EBITDA[3]	$160	$156	$245	$244
Adjusted EBITDA, Real Estate Services	$113	$118	$163	$178
Adjusted EBITDA, LaSalle Investment Management	$47	$38	$82	$66
See Financial Statement Notes (1), (2) and (3) following the Financial Statements in this news release

All earnings per share amounts are presented on a diluted basis.

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JLL Reports Strong Second Quarter 2016 - Page 2

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2016	2015

Real Estate Services (“RES”)
Leasing	$415.4	$380.0	9%	10%
Capital Markets & Hotels	220.0	223.0	(1)%	—%
Property & Facility Management Fee Revenue[1]	297.1	259.7	14%	17%
Property & Facility Management	407.3	364.2	12%	15%
Project & Development Services Fee Revenue[1]	155.5	121.4	28%	30%
Project & Development Services	303.5	208.6	45%	48%
Advisory, Consulting and Other	130.4	117.6	11%	14%
Total RES Fee Revenue[1]	$1,218.4	$1,101.7	11%	12%
Total RES Revenue	$1,476.6	$1,293.4	14%	16%

LaSalle Investment Management ("LaSalle")
Advisory Fees	$66.4	$59.8	11%	12%
Transaction Fees & Other	8.7	8.4	4%	5%
Incentive Fees	51.9	11.9	n.m.	n.m.
Total LaSalle Revenue	$127.0	$80.1	59%	56%

Total Fee Revenue[1]	$1,345.4	$1,181.8	14%	15%
Total Firm Revenue	$1,603.6	$1,373.5	17%	19%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

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JLL Reports Strong Second Quarter 2016 - Page 3

Consolidated Revenue ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2016	2015

RES
Leasing	$735.2	$685.4	7%	8%
Capital Markets & Hotels[1]	389.7	400.9	(3)%	(1)%
Property & Facility Management Fee Revenue[1]	585.1	520.5	12%	16%
Property & Facility Management	800.1	738.0	8%	12%
Project & Development Services Fee Revenue[1]	286.9	222.6	29%	32%
Project & Development Services	549.4	371.2	48%	52%
Advisory, Consulting and Other	238.5	215.5	11%	14%
Total RES Fee Revenue[1]	$2,235.4	$2,044.9	9%	12%
Total RES Revenue	$2,712.9	$2,411.0	13%	15%

LaSalle
Advisory Fees	$128.6	$120.6	7%	8%
Transaction Fees & Other	32.9	14.5	n.m.	n.m.
Incentive Fees	66.0	30.9	n.m.	n.m.
Total LaSalle Revenue	$227.5	$166.0	37%	36%

Total Fee Revenue[1]	$2,462.9	$2,210.9	11%	13%
Total Revenue	$2,940.4	$2,577.0	14%	17%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis.
Consolidated Performance Highlights:

•
Record revenue performance for the second quarter with consolidated revenue of $1.6 billion, compared with $1.4 billion last year, and consolidated fee revenue of $1.3 billion, up 15 percent from 2015. Strong Real Estate Services revenue growth was led by Property & Facility Management, up $37 million or 17 percent, Project & Development Services, up $34 million or 30 percent, and Leasing, up $35 million or 10 percent. Capital Markets & Hotels revenue growth held flat year over year, and performed well against a decline in global market volumes.

•
LaSalle generated robust performance, driven by continued expansion of annuity-based advisory fees and enhanced by $52 million of incentive fees earned on real estate dispositions. LaSalle's performance is also reflected in equity earnings, primarily from gains recognized on dispositions of legacy investments together with net valuation increases across our co-investment portfolio.

•
Consolidated operating expenses for the second quarter were $1.5 billion compared with $1.3 billion last year. Consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $1.2 billion for the second quarter, compared with $1.1 billion last year, an increase of 15 percent, primarily driven by increases in headcount from acquisitions, expansion of annuity businesses, and increases in variable compensation and commissions associated with incentive fees and leasing performance.

•
Net income attributable to common shareholders for the quarter was $79 million, compared with $90 million last year. Adjusted EBITDA for the quarter was $160 million, compared with $156 million last year, reflecting strong revenue growth balanced with a change in overall business mix and investments in technology, data and people. Comparability was

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JLL Reports Strong Second Quarter 2016 - Page 4

impacted by $26 million of equity earnings recognized last year from the sale of legacy real estate assets against current quarter comparable activity of $6 million. Adjusted EBITDA margin calculated on a fee-revenue basis was 11.6 percent for the quarter, compared with 13.2 percent last year.

•	Earnings per share for the quarter were $1.73, compared with $1.98 per share last year. Adjusted earnings per share were $1.93, compared with $2.05 per share last year and $1.68 in 2014.

Balance Sheet and Net Interest Expense:

•
In June, in advance of the Brexit vote, we increased and extended our bank credit facility in partnership with top tier banks. The capacity of the facility increased to $2.75 billion from $2.0 billion and the maturity extended to June 2021 with improved pricing.

•	JLL’s credit rating was reaffirmed at BBB+ (Stable) by Standard & Poor’s in July.

•
Total net debt was $1.0 billion at quarter end, an increase of $30 million from the first quarter 2016 and $480 million from the second quarter last year, reflecting the pace of acquisitions and investments.

•	Net interest expense for the quarter was $10.9 million, up from $7.6 million in 2015, primarily due to higher average borrowings compared with last year.

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JLL Reports Strong Second Quarter 2016 - Page 5

Business Segment Performance Highlights
Americas Real Estate Services

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2016	2015

Leasing	$300.0	$264.7	13%	14%
Capital Markets & Hotels	91.2	76.5	19%	20%
Property & Facility Management Fee Revenue[1]	127.4	113.0	13%	15%
Property & Facility Management	167.4	164.5	2%	5%
Project & Development Services Fee Revenue[1]	75.8	60.4	25%	27%
Project & Development Services	79.2	61.8	28%	29%
Advisory, Consulting and Other	35.1	30.0	17%	18%
Revenue	$629.5	$544.6	16%	16%

Equity Earnings	0.4	0.5	(20)%	(36)%
Total Segment Fee Revenue[1]	$629.9	$545.1	16%	16%
Total Segment Revenue	$673.3	$598.0	13%	14%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Americas Revenue ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2016	2015

Leasing	$549.0	$493.7	11%	12%
Capital Markets & Hotels	169.8	151.3	12%	13%
Property & Facility Management Fee Revenue[1]	258.7	228.1	13%	16%
Property & Facility Management	344.7	331.9	4%	8%
Project & Development Services Fee Revenue[1]	140.0	113.1	24%	25%
Project & Development Services	146.2	115.2	27%	29%
Advisory, Consulting and Other	66.7	59.6	12%	13%
Revenue	$1,184.2	$1,045.8	13%	14%

Equity Earnings	0.7	0.9	(22)%	(23)%
Total Segment Fee Revenue[1]	$1,184.9	$1,046.7	13%	14%
Total Segment Revenue	$1,277.1	$1,152.6	11%	12%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis.

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JLL Reports Strong Second Quarter 2016 - Page 6

Americas Performance Highlights:

•
Total segment revenue for the quarter was $673 million, a 14 percent increase compared with last year. Fee revenue for the quarter was $630 million, an increase of 16 percent from 2015. Fee revenue growth compared with last year was broad-based, reflecting both organic and acquisition-driven expansion led by double-digit growth in Leasing, Project & Development Services, Capital Markets & Hotels and Property & Facility Management.

•
Operating expenses for the quarter were $626 million, up from $552 million in 2015. Fee-based operating expenses for the quarter, excluding restructuring and acquisition charges, were $582 million, up from $499 million in 2015.

•
Operating income for the quarter was $47.5 million, up from $46.0 million in 2015. Adjusted EBITDA was $63 million for the quarter, compared with $61 million in 2015, driven by the growth of annuity businesses and the contribution of recent acquisitions, offset by continued investments in data, technology and people. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 9.9 percent, compared with 11.2 percent in 2015.

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JLL Reports Strong Second Quarter 2016 - Page 7

EMEA Real Estate Services

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2016	2015

Leasing	$64.6	$65.1	(1)%	1%
Capital Markets & Hotels	93.4	113.2	(17)%	(14)%
Property & Facility Management Fee Revenue[1]	59.3	50.9	17%	22%
Property & Facility Management	80.0	69.7	15%	20%
Project & Development Services Fee Revenue[1]	56.3	39.4	43%	46%
Project & Development Services	183.8	110.7	66%	69%
Advisory, Consulting and Other	59.5	57.6	3%	6%
Revenue	$333.1	$326.2	2%	5%

Equity Earnings	—	1.1	n.m.	n.m.
Total Segment Fee Revenue[1]	$333.1	$327.3	2%	5%
Total Segment Revenue	$481.3	$417.4	15%	19%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

EMEA Revenue ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2016	2015

Leasing	$108.1	$113.5	(5)%	(2)%
Capital Markets & Hotels	158.0	188.3	(16)%	(13)%
Property & Facility Management Fee Revenue[1]	111.5	102.6	9%	14%
Property & Facility Management	152.3	144.5	5%	11%
Project & Development Services Fee Revenue[1]	103.6	70.6	47%	51%
Project & Development Services	323.9	190.6	70%	74%
Advisory, Consulting and Other	108.4	105.1	3%	7%
Revenue	$589.6	$580.1	2%	5%

Equity (Losses) Earnings	(0.1)	0.8	n.m.	n.m.
Total Segment Fee Revenue[1]	$589.5	$580.9	1%	5%
Total Segment Revenue	$850.6	$742.8	15%	18%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis.

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JLL Reports Strong Second Quarter 2016 - Page 8

EMEA Performance Highlights:

•
Total segment revenue for the quarter was $481 million, an increase of 19 percent from last year. Fee revenue for the quarter was $333 million, an increase of 5 percent from 2015. Revenue expansion compared with 2015 was fueled by continued organic and acquisition-related success, including from Project & Development Services and offset by a decrease in leasing and capital markets activity in the UK. Growth in the region was led by France, MENA and Poland.

•
Operating expenses for the quarter were $461 million, up from $385 million in 2015. Fee-based operating expenses, excluding restructuring and acquisition charges, for the quarter were $313 million, up from $295 million in 2015.

•
Operating income for the quarter was $20 million, down from $32 million in 2015. Adjusted EBITDA was $28 million for the quarter compared with $38 million in 2015. The year-over-year decline was impacted by a decrease in UK capital markets and leasing volumes associated with political uncertainty related to Brexit. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 7.9 percent, compared with 11.5 percent in 2015.

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JLL Reports Strong Second Quarter 2016 - Page 9

Asia Pacific Real Estate Services

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2016	2015

Leasing	$50.8	$50.2	1%	4%
Capital Markets & Hotels	35.4	33.3	6%	6%
Property & Facility Management Fee Revenue[1]	110.4	95.8	15%	17%
Property & Facility Management	159.9	130.0	23%	25%
Project & Development Services Fee Revenue[1]	23.4	21.6	8%	12%
Project & Development Services	40.5	36.1	12%	16%
Advisory, Consulting and Other	35.8	30.0	19%	24%
Revenue	$255.8	$230.9	11%	13%

Equity (Losses) Earnings	(0.1)	0.1	n.m.	n.m.
Total Segment Fee Revenue[1]	$255.7	$231.0	11%	13%
Total Segment Revenue	$322.3	$279.7	15%	18%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2016	2015

Leasing	$78.1	$78.2	—%	3%
Capital Markets & Hotels	61.9	61.3	1%	2%
Property & Facility Management Fee Revenue[1]	214.9	189.8	13%	17%
Property & Facility Management	303.1	261.6	16%	20%
Project & Development Services Fee Revenue[1]	43.3	38.9	11%	16%
Project & Development Services	79.3	65.4	21%	26%
Advisory, Consulting and Other	63.4	50.8	25%	29%
Revenue	$461.6	$419.0	10%	13%

Equity Earnings	—	—	n.m.	n.m.
Total Segment Fee Revenue[1]	$461.6	$419.0	10%	13%
Total Segment Revenue	$585.8	$517.3	13%	17%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis.

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JLL Reports Strong Second Quarter 2016 - Page 10

Asia Pacific Performance Highlights:

•
Total segment revenue for the quarter was $322 million, an increase of 18 percent from last year. Fee revenue for the quarter was $256 million, an increase of 13 percent from 2015. Revenue growth compared with last year was driven by Property & Facility Management, Advisory, Consulting and Other, and Project & Development Services. Growth in the region was led by Japan and Greater China.

•
Operating expenses for the quarter were $304 million, up from $264 million in 2015. Fee-based operating expenses for the quarter, excluding restructuring and acquisition charges, were $237 million, up from $215 million in 2015.

•
Operating income for the quarter was $18 million, up from $16 million in 2015. Adjusted EBITDA was $22 million for the quarter compared with $20 million in 2015. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 8.6 percent, compared with 8.5 percent in 2015.

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JLL Reports Strong Second Quarter 2016 - Page 11

LaSalle Investment Management

LaSalle Revenue ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2016	2015

Advisory Fees	$66.4	$59.8	11%	12%
Transaction Fees & Other	8.7	8.4	4%	5%
Incentive Fees	51.9	11.9	n.m.	n.m.
Revenue	$127.0	$80.1	59%	56%

Equity Earnings	8.9	25.4	(65)%	(63)%
Total Segment Revenue	$135.9	$105.5	29%	27%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

LaSalle Revenue ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2016	2015

Advisory Fees	$128.6	$120.6	7%	8%
Transaction Fees & Other	32.9	14.5	n.m.	n.m.
Incentive Fees	66.0	30.9	n.m.	n.m.
Revenue	$227.5	$166.0	37%	36%

Equity Earnings	21.6	36.8	(41)%	(41)%
Total Segment Revenue	$249.1	$202.8	23%	22%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis.

LaSalle Performance Highlights:

•
Total segment revenue for the quarter was $136 million, up 27 percent from last year and included $66 million of advisory fees, $52 million of incentive fees, $9 million of transactions fees and other income along with equity earnings of $9 million.

•	Increased incentive fees compared with the prior year resulted from the sale of assets on behalf of our clients, with notable activity in both Americas and Asia Pacific.

•
Operating expenses were $88 million compared with $68 million last year, reflecting variable compensation to employees associated with the increased incentive fee activity. Operating income for the quarter was $48 million, up from $38 million in 2015.

•	Adjusted EBITDA was $47 million compared with $38 million last year.

•	Capital raise was $2.1 billion for the quarter.

•
Assets under management were at a record high of $59.1 billion as of June 30, 2016, up from $58.3 billion as of March 31, 2016, and $56.4 billion as of December 31, 2015. The net increase in assets under management resulted from $3.6 billion of acquisitions and takeovers and $1.1 billion of net valuation increases, partially offset by $3.9 billion of dispositions and withdrawals.

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JLL Reports Strong Second Quarter 2016 - Page 12

About JLL
JLL (NYSE: JLL) is a professional services and investment management company offering specialized real estate services to clients seeking increased value by owning, occupying and investing in real estate. A Fortune 500 company with annual gross revenue of $6.0 billion and fee revenue of $5.2 billion, JLL has more than 280 corporate offices, operates in more than 80 countries and has a global workforce of more than 60,000.  On behalf of its clients, the company provides management and real estate outsourcing services for a property portfolio of 4.0 billion square feet, or 372 million square meters, and completed $138 billion in sales, acquisitions and finance transactions in 2015. Its investment management business, LaSalle Investment Management, has $59.1 billion of real estate assets under management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit www.jll.com.

200 East Randolph Drive Chicago Illinois 60601 | 30 Warwick Street London W1B 5NH | 9 Raffles Place #39-00 Republic Plaza Singapore 048619

Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans and objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives and dividend payments of JLL to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL’s business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL’s Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and in other reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the company’s Board of Directors. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in JLL’s expectations or results, or any change in events.

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JLL Reports Strong Second Quarter 2016 - Page 13

Conference Call
Management will conduct a conference call with shareholders, analysts and investment professionals on Tuesday, August 2, 2016, at 9:00 a.m. Eastern.
If you would like to participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time (the pass code will also be required):

▪	United States callers:	+1 844 231 9804
▪	International callers:	+1 402 858 7998
▪	Pass code:	48164134

Live Web Cast
We are also offering a live web cast.  Follow these steps to participate:

1.	You must have a minimum 14.4 Kbps Internet connection

2.	Go to http://edge.media-server.com/m/p/6wxqocv2

3.	Download free Windows Media Player software: (link located under registration form)

4.	If you experience problems listening, please call the Webcast Hotline +1 800 774 9473 and provide your Event ID (xzvdoaj4).

Supplemental Information
Supplemental information regarding the second quarter 2016 earnings call has been posted to the Investor Relations section of the company's website:  www.jll.com.

Replay Information
Available: 12:00 p.m. Eastern Tuesday, August 2, 2016, through 11:59 p.m. Eastern Saturday, September 3, 2016, at the following numbers:

▪	U.S. callers:	+1 855 859 2056	or +1 800 585 8367
▪	International callers:	+1 404 537 3406
▪	Pass code:	48164134

Web Audio Replay
An audio replay will be available for download or stream. Information and the link can be found on the company’s website:  www.jll.com.
If you have any questions, please contact JLL’s Investor Relations department at: JLLInvestorRelations@am.jll.com.
###

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
(in millions, except share and per share data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,

	2016	2015	2016	2015

Revenue	$1,603.6	$1,373.5	$2,940.4	$2,577.0

Operating expenses:
Compensation and benefits	928.0	825.1	1,738.4	1,563.1
Operating, administrative and other	520.0	418.1	978.2	805.3
Depreciation and amortization	31.4	25.5	62.6	50.4
Restructuring and acquisition charges [4]	10.3	1.8	17.9	2.6
Total operating expenses	1,489.7	1,270.5	2,797.1	2,421.4

Operating income[1]	113.9	103.0	143.3	155.6

Interest expense, net of interest income	(10.9)	(7.6)	(19.8)	(13.6)
Equity earnings from real estate ventures	9.2	27.1	22.2	38.5
Other income	13.3	—	13.3	—

Income before income taxes and noncontrolling interest [4]	125.5	122.5	159.0	180.5
Provision for income taxes [4]	31.1	31.1	39.4	45.8
Net income [4]	94.4	91.4	119.6	134.7

Net income attributable to noncontrolling interest	15.4	1.1	14.9	2.5
Net income attributable to the company	$79.0	$90.3	$104.7	$132.2

Net income attributable to common shareholders	$78.8	$90.1	$104.5	$132.0

Basic earnings per common share	$1.75	$2.01	$2.32	$2.94

Basic weighted average shares outstanding	45,120,642	44,868,979	45,107,733	44,856,374

Diluted earnings per common share [2]	$1.73	$1.98	$2.30	$2.91

Diluted weighted average shares outstanding	45,573,557	45,434,585	45,497,541	45,393,438

EBITDA attributable to common shareholders [3]	$152.2	$154.3	$226.3	$241.8

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
(in millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,

	2016	2015	2016	2015
REAL ESTATE SERVICES

AMERICAS
Revenue:
Revenue	$672.9	$597.5	$1,276.4	$1,151.7
Equity earnings	0.4	0.5	0.7	0.9
Total segment revenue	673.3	598.0	1,277.1	1,152.6
Gross contract costs[1]	(43.4)	(52.9)	(92.2)	(105.9)
Total segment fee revenue	629.9	545.1	1,184.9	1,046.7

Operating expenses:
Compensation, operating and administrative expenses	607.4	536.7	1,162.0	1,040.3
Depreciation and amortization	18.4	15.3	37.3	30.9
Total segment operating expenses	625.8	552.0	1,199.3	1,071.2
Gross contract costs[1]	(43.4)	(52.9)	(92.2)	(105.9)
Total fee-based segment operating expenses	582.4	499.1	1,107.1	965.3

Operating income	$47.5	$46.0	$77.8	$81.4

Adjusted EBITDA	$62.8	$60.8	$115.0	$110.5

EMEA
Revenue
Operating revenue	$481.3	$416.3	$850.7	$742.0
Equity income (losses)	—	1.1	(0.1)	0.8
Total segment revenue	481.3	417.4	850.6	742.8
Gross contract costs[1]	(148.2)	(90.1)	(261.1)	(161.9)
Total segment fee revenue	333.1	327.3	589.5	580.9

Operating expenses:
Compensation, operating and administrative expenses	453.1	379.1	826.8	702.2
Depreciation and amortization	8.2	6.1	15.8	11.3
Total segment operating expenses	461.3	385.2	842.6	713.5
Gross contract costs[1]	(148.2)	(90.1)	(261.1)	(161.9)
Total fee-based segment operating expenses	313.1	295.1	581.5	551.6

Operating income	$20.0	$32.2	$8.0	$29.3

Adjusted EBITDA	$27.6	$37.6	$23.8	$40.2

	Three Months Ended June 30,		Six Months Ended June 30,

	2016	2015	2016	2015
ASIA PACIFIC
Revenue:
Revenue	$322.4	$279.6	$585.8	$517.3
Equity (losses) earnings	(0.1)	0.1	—	—
Total segment revenue	322.3	279.7	585.8	517.3
Gross contract costs[1]	(66.6)	(48.7)	(124.2)	(98.3)
Total segment fee revenue	255.7	231.0	461.6	419.0

Operating expenses:
Compensation, operating and administrative expenses	299.9	259.9	561.4	489.5
Depreciation and amortization	4.1	3.6	8.2	7.2
Total segment operating expenses	304.0	263.5	569.6	496.7
Gross contract costs[1]	(66.6)	(48.7)	(124.2)	(98.3)
Total fee-based segment operating expenses	237.4	214.8	445.4	398.4

Operating income	$18.3	$16.2	$16.2	$20.6

Adjusted EBITDA	$22.5	$19.7	$24.4	$27.6

LASALLE INVESTMENT MANAGEMENT
Revenue:
Revenue	$127.0	$80.1	$227.5	$166.0
Equity earnings	8.9	25.4	21.6	36.8
Total segment revenue	135.9	105.5	249.1	202.8

Operating expenses:
Compensation, operating and administrative expenses	87.6	67.5	166.4	136.4
Depreciation and amortization	0.7	0.5	1.3	1.0
Total segment operating expenses	88.3	68.0	167.7	137.4

Operating income	$47.6	$37.5	$81.4	$65.4

Adjusted EBITDA	$47.0	$38.0	$81.7	$66.4

SEGMENT RECONCILING ITEMS
Total segment revenue	$1,612.8	$1,400.6	$2,962.6	$2,615.5
Reclassification of equity earnings	9.2	27.1	22.2	38.5
Total revenue	$1,603.6	$1,373.5	$2,940.4	$2,577.0

Total operating expenses before restructuring and acquisition charges	$1,479.4	$1,268.7	$2,779.2	$2,418.8

Total adjusted operating income	$126.0	$107.2	$170.7	$162.5
Mortgage servicing rights ("MSRs") - net non-cash activity[2]	(2.7)	(0.1)	0.6	—
Amortization of acquisition-related intangibles[2]	4.5	2.5	8.9	4.3
Operating income before restructuring and acquisition charges	$124.2	$104.8	$161.2	$158.2

Restructuring and acquisition charges[4]	10.3	1.8	17.9	2.6
Operating income after restructuring and acquisition charges	$113.9	$103.0	$143.3	$155.6

Total adjusted EBITDA[3]	$159.8	$156.0	$244.8	$244.4
Restructuring and acquisition charges[4]	10.3	1.8	17.9	2.6
MSRs - net non-cash activity[2]	(2.7)	(0.1)	0.6	—
Total EBITDA[3]	$152.2	$154.3	$226.3	$241.8

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
(in millions, except share and per share data)
(Unaudited)
	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$213.7	$216.6
Trade receivables, net of allowances	1,489.5	1,591.7
Notes and other receivables	302.5	267.3
Warehouse receivables	245.9	265.2
Prepaid expenses	74.5	77.8
Deferred tax assets, net	—	132.9
Other	124.4	99.3
Total current assets	2,450.5	2,650.8

Property and equipment, net of accumulated depreciation	432.4	423.3
Goodwill, with indefinite useful lives	2,262.7	2,141.5
Identified intangibles, net of accumulated amortization	233.7	227.2
Investments in real estate ventures	357.8	311.5
Long-term receivables	183.1	135.2
Deferred tax assets, net	180.3	87.2
Deferred compensation plans	154.4	134.3
Other	86.4	76.1
Total assets	$6,341.3	$6,187.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$661.0	$712.6
Accrued compensation	672.0	1,088.9
Short-term borrowings	20.6	49.2
Deferred tax liabilities, net	—	21.1
Deferred income	121.1	114.8
Deferred business acquisition obligations	28.8	54.7
Warehouse facility	243.2	263.1
Other	207.5	200.8
Total current liabilities	1,954.2	2,505.2

Noncurrent liabilities:
Credit facility, net of debt issuance costs	808.5	239.6
Long-term senior notes, net of debt issuance costs	272.5	272.3
Deferred tax liabilities, net	13.6	33.0
Deferred compensation	176.6	156.2
Deferred business acquisition obligations	61.2	42.9
Other	238.1	208.5
Total liabilities	3,524.7	3,457.7

	June 30,	December 31,
	2016	2015
Redeemable noncontrolling interest	$7.4	$11.1

Company shareholders' equity:
Common stock, $.01 par value per share,100,000,000 shares authorized; 45,127,286 and 45,049,503 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	0.5	0.5
Additional paid-in capital	1,004.2	986.6
Retained earnings	2,134.7	2,044.2
Shares held in trust	(6.3)	(6.2)
Accumulated other comprehensive loss	(372.2)	(336.3)
Total company shareholders' equity	2,760.9	2,688.8

Noncontrolling interest	48.3	29.5
Total equity	2,809.2	2,718.3

Total liabilities and equity	$6,341.3	$6,187.1

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

	Six Months Ended
	June 30,
	2016	2015

Cash used in operating activities	$(282.8)	$(214.9)

Cash used in investing activities	(199.1)	(92.3)

Cash provided by financing activities	477.5	255.6

Effect of currency exchange rate changes on cash and cash equivalents	1.5	(7.8)

Net decrease in cash and cash equivalents	$(2.9)	$(59.4)

Cash and cash equivalents, beginning of period	216.6	250.4

Cash and cash equivalents, end of period	$213.7	$191.0

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1. Consistent with U.S. generally accepted accounting principles (“GAAP”), gross contract vendor and subcontractor costs (“gross contract costs”) which are managed on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in both revenue and operating expenses. Gross contract costs are excluded from revenue and operating expenses in determining “fee revenue” and “fee-based operating expenses,” respectively. Excluding these costs from revenue and operating expenses more accurately reflects how the company manages its expense base and its operating margins.

Adjusted operating income excludes the impact of restructuring and acquisition charges, mortgage servicing rights (MSRs) - net non-cash activity, and amortization of acquisition-related intangibles, which we do not consider to be indicative of our ongoing performance.

MSRs - net non-cash activity consists of the balances presented within Revenue comprised of (a) the gains recognized by the company in conjunction with the origination and sale of mortgage loans, offset by (b) the amortization of the corresponding MSR intangible assets generated upon the aforementioned gain recognition over the period that net servicing income is projected to be received. Such gains and the corresponding MSR intangible assets are calculated as the present value of estimated cash inflows and outflows over the estimated mortgage servicing periods. This activity is more notable following the company’s acquisition of Oak Grove Capital during the fourth quarter of 2015.

Amortization of acquisition-related intangibles, primarily comprised of the estimated fair value ascribed at closing of an acquisition to acquired management contracts and customer backlog, is more notable following the company's recent increase in acquisition activity.

Although adjusted operating income is a non-GAAP financial measure, it is used extensively by management in budgeting, managing and assessing business performance net of the impact of capital expenditures reflected through depreciation expense, but excluding the results of our co-investments in real estate ventures accounted for under the equity method, and believed to be useful to investors for evaluating performance. However, adjusted operating income should not be considered as an alternative to operating income determined in accordance with GAAP. Because adjusted operating income is not calculated under GAAP, the company’s adjusted operating income may not be comparable to similarly titled measures used by other companies.

To conform to 2016 presentation, 2015 amounts were recast for adjusted operating income, adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA for the second quarter and year-to-date to reflect the adjustments associated with MSRs - net non-cash activity and amortization of acquisition-related intangibles. However, no adjustment to revenue amounts presented throughout has been made to exclude MSRs - net non-cash activity.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions)	2016	2015	2016	2015

Revenue	$1,603.6	$1,373.5	$2,940.4	$2,577.0
Gross contract costs	(258.2)	(191.7)	(477.5)	(366.1)
Fee revenue	1,345.4	1,181.8	2,462.9	2,210.9

Operating expenses	1,489.7	1,270.5	2,797.1	2,421.4
Gross contract costs	(258.2)	(191.7)	(477.5)	(366.1)
Fee-based operating expenses	$1,231.5	$1,078.8	$2,319.6	$2,055.3

Operating income	$113.9	$103.0	$143.3	$155.6

Add:
Restructuring and acquisition charges[5]	$10.3	$1.8	$17.9	$2.6
MSRs - net non-cash activity	(2.7)	(0.1)	0.6	—
Amortization of acquisition-related intangibles	4.5	2.5	8.9	4.3
Adjusted operating income	$126.0	$107.2	$170.7	$162.5

2.
Net restructuring and acquisition charges, MSRs - net non-cash activity, and amortization of acquisition-related intangibles are excluded from GAAP net income attributable to common shareholders to arrive at adjusted net income used in the calculation of adjusted diluted earnings per share.

Although adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, they are used extensively by management in budgeting, managing and assessing business performance and believed to be useful to investors for evaluating performance. However, adjusted net income and adjusted diluted earnings per share should not be considered as alternatives to net income and diluted earnings per share determined in accordance with GAAP. Because adjusted net income and adjusted diluted earnings per share are not calculated under GAAP, the company’s adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies.

Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share for each net income total:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except share and per share data)	2016	2015	2016	2015

GAAP net income attributable to common shareholders	$78.8	$90.1	$104.5	$132.0
Shares (in 000s)	45,574	45,435	45,498	45,393
GAAP diluted earnings per share	$1.73	$1.98	$2.30	$2.91

GAAP net income attributable to common shareholders	$78.8	$90.1	$104.5	$132.0
Restructuring and acquisition charges, net[5]	7.7	1.4	13.5	2.0
MSRs - net non-cash activity	(2.0)	(0.1)	0.4	—
Acquisition-related intangible amortization, net	3.4	1.8	6.7	3.2
Adjusted net income	$87.9	$93.2	$125.1	$137.2

Shares (in 000s)	45,574	45,435	45,498	45,393

Adjusted diluted earnings per share	$1.93	$2.05	$2.75	$3.02
Calculated on a local currency basis, the results for the three and six months ended 2016 include a $0.05 and $0.10 favorable impact, respectively, due to foreign exchange rate fluctuations as compared to a $0.15 and $0.22 unfavorable impact for the three and six months ended 2015.

3. Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") represents GAAP net income attributable to common shareholders before interest expense net of interest income, income taxes, depreciation and amortization, further adjusted for certain items we do not consider indicative of our ongoing performance, including restructuring and acquisition charges and MSRs - net non-cash activity.

Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating and comparing our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDA is used in the calculations of certain covenants related to the company’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as alternatives to net income determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the company’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA and adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions)	2016	2015	2016	2015

GAAP net income attributable to common shareholders	$78.8	$90.1	$104.5	$132.0
Add:
Interest expense, net of interest income	10.9	7.6	19.8	13.6
Provision for income taxes	31.1	31.1	39.4	45.8
Depreciation and amortization	31.4	25.5	62.6	50.4

EBITDA	$152.2	$154.3	$226.3	$241.8
Add:
Restructuring and acquisition charges	10.3	1.8	17.9	2.6
MSRs - net non-cash activity	(2.7)	(0.1)	0.6	—
Adjusted EBITDA	$159.8	$156.0	$244.8	$244.4

4. Percentage variances presented on a local currency basis are calculated by translating the current period results of our foreign operations to U.S. dollars using the foreign currency exchange rates from the periods against which our current period results are being compared. Management believes this methodology provides a framework for assessing our performance and operations excluding the effect of foreign currency exchange rate fluctuations. Because percentage variances presented on a local currency basis are not calculated under GAAP, they may not be comparable to similarly titled measures used by other companies.

5.
Restructuring and acquisition charges are excluded from segment operating results, although they are included for consolidated reporting. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments has been determined not to be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

6. Each geographic region offers the company’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. LaSalle Investment Management provides investment management services to institutional investors and high-net-worth individuals.

7. The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, to be filed with the Securities and Exchange Commission in the near future.

8. EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China. Benelux refers to Belgium, the Netherlands, and Luxembourg.

9. Certain prior-year amounts have been reclassified to conform to the current presentation. The company adopted ASU 2015-03, Interest - Imputation of Interest (ASU 2015-03), and therefore ASU 2015-15, effective January 1, 2016, as a change in accounting principle. As retrospective application is required, the comparative balance sheet information has been adjusted; debt issuance costs of $18.1 million as of December 31, 2015, have been reclassified from Other assets to Credit facility ($15.4 million) and Long-term senior notes ($2.7 million). The adoption of ASU 2015-03 had no impact on our condensed consolidated statements of comprehensive income or cash flows.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316